UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

______________________

FORM 8K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 12, 2018 (February 7, 2018)
______________________

ALIGN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32259	94-3267295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2820 Orchard Parkway
San Jose, California 95134
(Address of principal executive offices, including zip code)

(408) 470-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.02     Termination of a Material Definitive Agreement

On February 7, 2018, SmileDirectClub, LLC (“SDC”) terminated, and repaid in full  all amounts outstanding under, the Loan and Security Agreement, dated as of July 25, 2016 (as amended, the “Loan Agreement”), by and between Align Technology, Inc., a Delaware corporation (the “Company”), and SDC, pursuant to which the Company provided SDC with a revolving line of credit in an aggregate principal amount of up to $30 million.  Following the termination, the Company continues to own equity interests in SDC and to manufacture and supply certain clear aligner products to SDC pursuant to the Strategic Supply Agreement with SDC.

Additional details of the Loan Agreement were previously disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 28, 2016 and July 27, 2017, and additional details of the Class C Non-incentive Unit Purchase Agreement and Strategic Supply Agreement entered into between the Company and SDC were previously disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 28, 2016, which additional details are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 12, 2018	ALIGN TECHNOLOGY, INC.

By: /s/ Roger E. George
Roger E. George
Vice President, Corporate and Legal Affairs and General Counsel